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                                                                    EXHIBIT 10.4

                      [SCO Financial Group LLC Letterhead]

                                February 1, 2003

Spectrum Pharmaceuticals, Inc.
PO Box 5702
Irvine, California 92619

Attention:        Rajesh C. Shrotriya
Title:            Chairman, President & CEO

Dear Sirs:

         The purpose of this letter is to confirm the appointment of SCO Financial Group LLC ("SCO" or the "Advisor") upon the terms and conditions set forth herein as financial consultant and advisor to Spectrum Pharmaceuticals, Inc. ("the Company") in connection with the Company's general corporate financial advisory needs. In this connection, SCO, in its capacity as financial advisor, will assist the Company by undertaking certain activities, at the request of the Company and to the extent that such activities are required by the status of a project, including the following:

         1) Meet with appropriate Company management to discuss and help the Company formulate an appropriate strategy, familiarization of product and technology, milestones, etc.;

         2) Advise the Company with respect to financial and traditional investor relations, including development of presentation materials, introduction to and scheduling of meetings with investment managers, buyside analysts, and analysis of ownership;

         3) Advise the Company with respect to financing strategy, including public and private equity and debt;

         4) Advise the Company with respect to mergers and acquisitions and strategic corporate partnerships, including identification of counterparties, approach strategy and structure, and assist in the negotiations;

         5) Advise the Company with respect to financial and trade media relations, with respect to both traditional print and electronic media, and with new media principally relating to use of the internet as a distribution mechanism; and

         6) Assist in such other capacity as may be reasonably requested by the Company to effect the foregoing.

         It is the practice of SCO to provide financial advice with respect to corporate finance and investor relations partially on a retainer basis. Our retainer for services to be rendered hereunder is $9,000 per month, payable at the beginning of each month.

         In the event a corporate finance transaction contemplated in item 3) above is completed with any party which SCO identified, approached or negotiated with on behalf of the Company, the Company will pay SCO a success fee of 7% (plus warrant coverage at the exercise price and in the form of any warrants issued to the purchaser, of 10%, or at the sale price of the common stock or equity-linked securities in the event no warrants are sold) of the Aggregate Value of the transaction.

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Spectrum Pharmaceuticals, Inc.
February 1, 2003
Page 2

Additionally, the Company agrees to reimburse the Advisor for its out-of-pocket expenses incurred in connection with Advisor's role in the transaction in the amount of 1% of the Aggregate Value of the transaction.

         For the purposes of this letter, the term Aggregate Value shall mean the total amount of cash and the fair market value of all other property paid or payable, directly or indirectly, to the Company and its security holders. In addition, Aggregate Value shall include the net amount of any debt and/or contingent liability repaid or assumed by the purchaser from the Company, both directly or indirectly.

         In the event the Company completes a corporate finance transaction of the type contemplated in item 4) above with any party identified, contacted and/or negotiated with by SCO on behalf of the Company during the term of this engagement, the Company will pay SCO a success fee for its advisory services of 5% of the Aggregate Value of the transaction. Additionally, the Company agrees to reimburse the Advisor for its out-of-pocket expenses incurred in connection with the Advisor's role in the transaction in the amount of 0.5% of the Aggregate Value of the transaction.

         For purposes of this letter, a "transaction" shall mean any transaction or series or combination of transactions, other than in the ordinary course of trade or business, whereby, directly or indirectly, a significant portion of the capital stock of the Company or a significant portion of its respective assets is transferred for consideration, including without limitation, a sale or exchange of capital stock or assets, a lease of assets with or without a purchase option, a merger or consolidation, a tender or exchange offer, a leveraged buy-out, the formation of a joint venture, minority investment or partnership, a licensing deal or any similar transaction.

         In addition to any fees payable to SCO under the terms of this letter, the Company agrees to reimburse the Advisor, upon a monthly basis, for its out-of-pocket expenses incurred in connection with the Advisor's activities under this letter.

         The Company agrees to indemnify SCO and each of its respective affiliates and their respective directors, officers, employees, agents and controlling persons (each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of any transaction contemplated by this letter or the engagement of the Advisor pursuant to, and the performance by the Advisor of the services contemplated by, this letter and will reimburse any Indemnified Party for all expenses (including counsel fees and expenses, whether incurred in connection with third party claims or direct claims against the Company) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Advisor's bad faith or gross negligence.

         If a transaction is consummated by the Company with any party which the Advisor identified, approached or negotiated with on behalf of the Company within two years from the date of termination of this agreement, or any amendment or extension thereto, the Company agrees to pay the Advisor a transaction fee determined as provided in the foregoing paragraphs.

         The Advisor's engagement hereunder may be terminated by either the Company or the Advisor upon the first day of any month upon thirty days written notice to that effect to the other party, it being

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Spectrum Pharmaceuticals, Inc.
February 1, 2003
Page 3

understood that the provisions relating to the payment of fees, expenses and indemnification will survive any such termination. Provided, however, in the event a transaction contemplated in items 3) or 4) is completed during the engagement the terms of the engagement will extend 12 months from the closing date of the transaction.

         This agreement shall be construed and interpreted in accordance with the laws of the State of New York.

         If the foregoing is in accordance with your understanding, please confirm acceptance by signing and returning to us the duplicate of this letter attached herewith.

                                        SCO FINANCIAL GROUP LLC

                                        By:    /s/Steven H. Rouhandeh
                                            ------------------------------------
                                        Name:  Steven H. Rouhandeh
                                        Title: Chairman

                                        Spectrum Pharmaceuticals, Inc.

                                        By:    /s/Rajesh C. Shrotriya
                                            ------------------------------------
                                        Name:  Rajesh C. Shrotriya
                                        Title: Chairman, President & CEO
                                               Feb. 7, 2003